As filed with the Securities and Exchange Commission on September 25, 1996
                                             Registration No. 333-
 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        CULLIGAN WATER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                    Delaware                          51-0350629
            (State of incorporation)      (I.R.S. employer identification no.)
                              One Culligan Parkway
                          Northbrook, Illinois  60062
                                (847) 205-6000
            (Address of principal executive offices) (Zip code)

                        CULLIGAN WATER TECHNOLOGIES, INC.
                   AMENDED AND RESTATED 1995 STOCK OPTION AND
                            INCENTIVE AWARD PLAN
                                      -AND-
                        CULLIGAN WATER TECHNOLOGIES, INC.
                             DIRECTORS' STOCK PLAN

                            (Full title of the Plan)

                           Edward A. Christensen, Esq.
                             One Culligan Parkway
                             Northbrook, Illinois  60062
                               (847) 205-6000

(Name, address and telephone number, including area code, of agent for service)

                                 Copies to:

                           Gregory A. Fernicola, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                           New York, New York  10022
                               (212) 735-3000

                      CALCULATION OF REGISTRATION FEE
 ==============================================================================
                               Proposed         Proposed
 Title of                      Maximum          Maximum        Amount of
 Securities      Amount        Offering         Aggregate      Amount of
 to be           to be         Price            Offering       Registration
 Registered      Registered    Per Share(1)     Price          Fee
 ==============================================================================
 Common Stock,   700,000       $37.38           $26,166,000    $9,022.76
 par value $.01
 per share

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 (the "Securities Act") on the basis of the average of the high and low sale prices for a share of Common Stock as reported on the New York Stock Exchange Consolidated Transaction Reporting System as of September 19, 1996.



                              EXPLANATORY NOTE

               This Registration Statement relates to (a) 200,000 shares of Common Stock of Culligan Water Technologies, Inc., a Delaware corporation (the "Company"), issuable pursuant to the Company's Directors' Stock Plan and (b) 500,000 additional shares of Common Stock issuable upon exercise of options and other awards to be granted under the Company's 1995 Stock Option and Incentive Award Plan, as a result of the amendment and restatement of such plan. The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of the Common Stock of the Company acquired by "affiliates" of the Company (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act) pursuant to the Company's Directors' Stock Plan.


              SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 1996

                             REOFFER PROSPECTUS

                     CULLIGAN WATER TECHNOLOGIES, INC.

                       200,000 SHARES OF COMMON STOCK

          This Reoffer Prospectus (the "Prospectus") is being used in connection with the offering by certain selling stockholders (the "Selling Stockholders") of Culligan Water Technologies, Inc. (the "Company") who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")) of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, which may be acquired by them and are available to be resold by them pursuant to the Company's Directors' Stock Plan (the "Plan").

          The Selling Stockholders may offer to sell the Common Stock covered by this Prospectus, from time to time, in one or more transactions, at prices and upon terms then obtainable on the New York Stock Exchange, Inc., in negotiated transactions, in a combination of any such methods of sale, or otherwise.

          The Company will not receive any of the proceeds from the sales of the Common Stock. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

           The Common Stock is listed on the New York Stock Exchange, Inc. under the trading symbol "CUL".

                            ____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                             ____________________

         The date of this Reoffer Prospectus is September 25, 1996


                             TABLE OF CONTENTS

     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . 2

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . 2

     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . 4

     SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . 4

     PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . 6

     LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 6

     EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                           AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its stockholders, which will include financial statements audited by its independent certified public accountants, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10009. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

               The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS  BY REFERENCE

               The following documents have been filed with the Commission and are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1996;

               (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1996 and July 31, 1996;

               (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on November 22, 1995 (File No. 1-14104), including any amendment or report filed for the purpose of updating such information;

               (4) The description of the rights associated with the Common Stock included in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on September 16, 1996 (File No. 1-14104), including any amendment or report filed for the purpose of updating such information;

               (5) The Company's Registration Statement on Form S-3, filed on September 16, 1996 (File No. 333-12069), including any amendment or report filed for the purpose of updating such information; and

               (6) The Company's Proxy Statement dated April 30, 1996 for the Company's Annual Meeting of Stockholders held on June 14, 1996.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Edward A. Christensen, Culligan Water Technologies, Inc., One Culligan Parkway, Northbrook, Illinois 60062 (telephone
     (847) 205-6000).


                                  GENERAL

               The Company is one of the world's leading manufacturers and distributors of water purification and treatment products for household and consumer, and commercial and industrial applications. Products and services offered by the Company range from those designed to solve common residential water problems, such as filters for tap water and household water softeners, to highly sophisticated equipment and services, such as ultrafiltration and microfiltration products, desalination systems and portable deionization services, designed for complex commercial and industrial applications. In addition, since the Company entered the five-gallon bottled water market in 1987, Culligan's licensed bottled water sales have grown to rank fifth in the five-gallon bottled water market in the United States. In mid-1996, Culligan launched a line of water filtration products for sale through department stores and do it yourself outlets utilizing the WaterWare by Culligan tradename.

               The Company has been an active participant in the water purification and treatment industry since 1936, and its Culligan and Everpure brands, which are associated with high-quality pure water, are among the most recognized in the industry. The Company's products are sold and serviced in over 90 countries through a worldwide network of over 1,400 sales and service centers. Supporting this distribution network, the Company maintains manufacturing facilities in the United States, Italy, Spain and Canada. During the last 15 years, the Company's residential water treatment systems have been installed in over
     2.5 million households in the United States, representing the largest installed base in the country. In addition, over 1.3 million of the Company's commercial, industrial, municipal and desalination systems have been installed worldwide. The Company's customer base includes such well known names as McDonald's , Coca-Cola , Pepsi-Cola , Starbucks , 7-Eleven , Navistar, Owens-Corning, Eli Lilly, Carnival Cruise Lines, Ingersoll-Rand and Union Carbide.

               With net sales of $330.8 million for the twelve months ended July 31, 1996, the Company is one of the leaders in the highly fragmented water purification and treatment industry. The Company and its dealers provide a wide range of services to support its products and offer a full line of accessories and replacement parts. Approximately 48% of the Company's net sales in fiscal 1996 were derived from sources believed to be recurring in nature, such as servicing installed equipment, sales of replacement parts, filters and other consumables, equipment rental and royalties. In fiscal 1996, approximately 40% of the Company's net sales were from export and international sales.
     The Company conducts its activities in two principal areas: (i) household and consumer, including bottled water, and (ii) commercial and industrial, including portable deionization services and operate and maintain and build, own and operate water and wastewater treatment services.

               The principal executive offices of the Company are located at One Culligan Parkway, Northbrook, Illinois 60062, and the Company's telephone number is (847) 205-6000.

               The shares of Common Stock offered hereby will be acquired by the Selling Stockholders pursuant to the Plan and will be sold for the account of the Selling Stockholders.

               Prospective purchasers should carefully consider the risks of investing in the Common Stock. Prospective purchasers of the Common Stock are referred to the Company's Registration Statement on Form S-3 (File No. 333-12069) and incorporated by reference into this Reoffer Prospectus, which contains a description of the risks of investing in the Common Stock.

                              USE OF PROCEEDS

               All of the shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.

                            SELLING STOCKHOLDERS

               The following table sets forth: (i) the name and position of each of the Selling Stockholders; (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of August 31, 1996; (iii) the number of shares of Common Stock covered by this Prospectus; and (iv) the amount and the percentage of the Common Stock to be owned by each Selling Stockholder after completion of this offering, assuming the sale of all shares of Common Stock covered by this Prospectus.


                                                             Shares Owned
                                                             After Offering
                                                             --------------
                            Shares Owned
          Name and          as of August       Shares
        Position (a)        31, 1996         Offered (b)   Number  Percentage
        ------------        ------------     -----------   ------  ----------

      R. Theodore Ammon          174           33,333         0       *
        Director

      Bernard Attal              174           33,333         0       *
        Director

      Leon D. Black              174(c)        33,333         0       *
        Director

      Robert H. Falk             174(c)        33,333         0       *
        Director

      Robert L. Rosen            174           33,333         0       *
        Director

      Marc J. Rowan              174(c)        33,333         0       *
        Director

     ______________
     *   less than 1%

     (a) This column sets forth the directors of the Company who have elected to participate in the Plan for the fiscal year ended January 31, 1997. Messrs. Rachesky and Solarz who are eligible as directors to participate in the Plan have not elected to participate in the Plan for the fiscal year ended January 31, 1997. If Messrs. Rachesky or Solarz elect to participate in the Plan in future fiscal years, this Prospectus will be amended or supplemented accordingly to reflect them as Selling Stockholders.

     (b) As of the date of this Prospectus, directors of the Company have elected to receive an aggregate of 1,044 shares of Common Stock pursuant to the Plan in lieu of their fees for the fiscal quarter ended July 31, 1996. The amounts set forth in this column assume that all directors who have elected to participate in the Plan as of the date of this Prospectus will make elections to receive their directors' fees in Common Stock. Accordingly, the 200,000 shares of Common Stock available for issuance pursuant to the Plan have been allocated equally among all directors who have elected to participate in the Plan as of the date of this Prospectus. The actual amount of shares to be acquired by each director pursuant to the Plan and to be offered pursuant to this Prospectus will be different from the amounts set forth above. If required, such actual amounts will be set forth in a Prospectus Supplement accompanying this Prospectus.

     (c) Does not include an aggregate of 7,334,859 shares of Common Stock (representing approximately 36.8% of the outstanding shares of Common Stock) held by Apollo Investment Fund, L.P. or any of its affiliated partnerships or corporations with which Messrs. Black, Falk and Rowan are associated.


               The preceding table reflects all Selling Stockholders who are eligible to reoffer and resell Common Stock, whether or not they have a present intent to do so. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder. The inclusion in the foregoing table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.

               This Prospectus may be amended or supplemented from time to time to add or delete Selling Stockholders.

                            PLAN OF DISTRIBUTION

               The shares of Common Stock being sold by the Selling Stockholders are for their own accounts. The Company will not receive any of the proceeds from such sales of the Common Stock.

               The distribution of the Common Stock by the Selling Stockholders may be effected from time to time, in one or more transactions, at prices and upon terms then obtainable on the New York Stock Exchange, Inc., at prices related to the prevailing market prices, at negotiated prices or otherwise. In the event that one or more brokers or dealers sells Common Stock it may do so by purchasing Common Stock as principal or by selling the Common Stock as agent. If sales are made through brokers or dealers, commissions and fees will be paid accordingly by the Selling Stockholders.

                               LEGAL MATTERS

               The legality of the Common Stock in respect of which this Prospectus is being delivered will be passed on for the Company by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                                  EXPERTS

               The financial statements and schedule of the Company as of January 31, 1995 and 1996, and for each of the periods in the three year period ended January 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains and explanatory paragraph that states that Astrum was required to establish a new basis of accounting and adjust the recorded amounts of assets and liabilities to fair market values at June 30, 1993. The Company's consolidated financial statements include the continuing impact of the recapitalization.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
     HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                         ------------------------

                     CULLIGAN WATER TECHNOLOGIES, INC.

                      200,000 SHARES OF COMMON STOCK


                                 ----------
                                 PROSPECTUS
                                 ----------


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               The information called for in Part I of Form S-8 is currently included in two prospectuses, each dated September 25, 1996 (collectively, the "Plan Prospectus"), one of which is to be distributed to participants in the Culligan Water Technologies, Inc. 1995 Stock Option and Incentive Award Plan, as amended and restated, and the other to be distributed to participants in the Culligan Water Technologies, Inc. Directors' Stock Plan.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, pursuant to the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference in this registration statement.

               1. The Company's Annual Report on Form 10-K for the year ended January 31, 1996;

               2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1996 and July 31, 1996;

               3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on November 22, 1995 (File No.1-14104), including any amendment or report filed for the purpose of updating such information;

               4. The description of the rights associated with the Common Stock included in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on September 16, 1996 (File No. 1-14104), including any amendment or report filed for the purpose of updating such information;

               5. The Company's Registration Statement on Form S-3, filed on September 16, 1996 (File No. 333-12069), including any amendment or report filed for the purpose of updating such information; and

               6. The Company's Proxy Statement dated April 30, 1996 for the Company's Annual Meeting of Stockholders held on June 14, 1996.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.   DESCRIPTION OF SECURITIES

               Not Applicable.


     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

               The Restated Certificate of Incorporation of the
     Company (the "Charter") provides that the Company shall indemnify the directors and officers of the Company to the fullest extent permitted by Delaware law.

               In addition, the Amended and Restated By-laws of the Company (the "By-Laws") provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               The By-Laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

               The By-Laws provide that any indemnification under the above two paragraphs (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the above two paragraphs. Such determination shall be made (1) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders of the Company.

               The By-Laws provide that to the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               The By-Laws further provide that expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the By-Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Company deems appropriate.

               The By-Laws provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               The Company intends to maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the By-Laws.

               The Company has entered into indemnification agreements with each of the Company's directors and officers. The indemnification agreements require, among other things, the Company to indemnify the officers and directors to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement, if it is subsequently determined that indemnification is not permitted. The Company will also indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although such indemnification agreements will offer substantially the same scope of coverage afforded by provisions in the Charter and the By-Laws, they provide greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors of the Company or by the stockholders to eliminate the rights provided therein.

               The Company's 1995 Stock Option and Incentive Award Plan provides that no member of the Company's Board of Directors or the Compensation Committee of the Board of Directors shall be liable for any action taken or determination made in good faith with respect to such plan or award granted thereunder.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

     ITEM 8.   EXHIBITS.

               4.1  Restated Certificate of Incorporation of the
                    Company, incorporated by reference to the Company's Registration Statement on Form 10 (File No. 0-26630).

               4.2 Amended and Restated By-Laws of the Company, incorporated by reference to the Company's
                    Registration Statement on Form 10 (File No. 0-
                    26630).

               4.3 Rights Agreement between the Company and the First National Bank of Boston, as Rights Agent, incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A filed with the Commission on September 16, 1996 (File No. 1-14104).

               5 Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the securities being registered.

               23.1 Consent of KPMG Peat Marwick LLP, independent
                    certified public accountants.

               23.2 Consent of Skadden, Arps, Slate, Meagher & Flom to
                    the filing of its opinion (included in Exhibit 5).

               24 Powers of Attorney (included on the signature page of this Registration Statement).

               99.1 1995 Stock Option and Incentive Award Plan, as
                    amended and restated, incorporated by reference to the Company's Proxy Statement filed with the Commission on April 30, 1996.

               99.2 Directors' Stock Plan, incorporated by reference
                    to the Company's Proxy Statement filed with the Commission on April 30, 1996.

     ITEM 9.   REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               A. 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         a.  To include any prospectus required
          by Section 10(a)(3) of the Securities Act;

                         b.  To reflect in the prospectus any
          facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         c.  To include any material information
          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on this 25th day of September 1996.

                                     CULLIGAN WATER TECHNOLOGIES, INC.


                                      By  /s/ Edward A. Christensen
                                          Name:   Edward A. Christensen
                                          Title:  Vice President,
                                                  General Counsel
                                                  and Secretary

               KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Pertz, Michael E. Salvati and Edward A. Christensen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            NAME                   TITLE                   DATE

     /s/ Douglas A. Pertz        President, Chief      September 25, 1996
     ----------------------      Executive Officer
     Douglas A. Pertz            and Director

     /s/ Michael E. Salvati      Vice President,      September 25, 1996
     ----------------------      Finance and Chief
     Michael E. Salvati          Financial Officer
                                 (principal
                                 financial and
                                 accounting
                                 officer)

     /s/ R. Theodore Ammon       Director            September 25, 1996
     ----------------------
     R. Theodore Ammon

     ----------------------      Director
     Bernard Attal

     /s/ Leon D. Black           Director            September 25, 1996
     ----------------------
     Leon D. Black

     /s/ Robert H. Falk          Director           September 25, 1996
     ----------------------
     Robert H. Falk

     ----------------------      Director
     Mark H. Rachesky

     /s/ Robert L. Rosen         Director           September 25, 1996
     ---------------------
     Robert L. Rosen

     /s/ Marc J. Rowan           Director           September 25, 1996
     ---------------------
     Marc J. Rowan

     /s/ Stephen J. Solarz       Director           September 25, 1996
     ---------------------
     Stephen J. Solarz


                               EXHIBIT INDEX

     Exhibit No.   Description of Exhibit

     4.1           Restated Certificate of
                   Incorporation of the Company
                   (incorporated by reference to the
                   Company's Registration Statement on
                   Form 10 (File No. 0-26630)).

     4.2           Amended and Restated By-Laws of the
                   Company (incorporated by reference
                   to the Company's Registration
                   Statement on Form 10 (File No.
                   0-26630)).

     4.3           Rights Agreement between the Company
                   and the First National Bank of Boston,
                   as Rights Agent, incorporated
                   by reference to Exhibit 3 to the
                   Company's Registration Statement on
                   Form 8-A filed with the Commission on
                   September 16, 1996 (File No. 1-
                   14104)

     5             Opinion of Skadden, Arps, Slate,
                   Meagher & Flom regarding the
                   legality of the securities being
                   registered.

     23.1          Consent of KPMG Peat Marwick LLP,
                   independent certified public
                   accountants.

     23.2          Consent of Skadden, Arps, Slate,
                   Meagher & Flom to the filing of its
                   opinion (included in Exhibit 5).

     24            Powers of Attorney (included on the
                   signature page of this Registration
                   Statement).

     99.1          1995 Stock Option and Incentive
                   Award Plan, as amended and restated,
                   (incorporated by reference to the
                   Company's Proxy Statement filed with
                   the Commission on April 30, 1996).

     99.2          Directors' Stock Plan (incorporated
                   by reference to the Company's Proxy
                   Statement filed with the Commission
                   on April 30, 1996).